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Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

        The following tables set forth unaudited pro forma condensed consolidated financial information to illustrate the estimated effects of our acquisition of Advanced TelCom, Inc. (ATI) and related transactions (the Acquisition) on our historical financial position and results of operations. We have derived the consolidated financial information for the year ended December 31, 2003 from our audited consolidated financial statements and notes thereto. We have derived ATI's consolidated financial information representing the period from May 15, 2003 (the date on which ATI emerged from bankruptcy) through December 31, 2003 from ATI's audited consolidated financial statements, which are included elsewhere in this report. We have derived the consolidated financial information for the nine months ended September 30, 2004 from our unaudited and ATI's audited consolidated financial statements and related notes.

        The unaudited pro forma condensed consolidated statements of income for the nine months ended September 30, 2004 and the year ended December 31, 2003 assume that the Acquisition took place as of the beginning of each period presented. The unaudited pro forma condensed consolidated financial information is not necessarily indicative of our financial position or results of operations that would have occurred if the Acquisition had been consummated as of the dates indicated, nor should it be construed as being a representation of our future financial position or results of operations.

        The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. These adjustments are more fully described in the notes to the unaudited pro forma condensed consolidated financial information below. In the opinion of management, all adjustments have been made that are necessary to present fully the unaudited pro forma data.

        The unaudited pro forma condensed consolidated financial information should be read in conjunction with the accompanying notes and assumptions, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements, the related notes and the other financial information included elsewhere in our annual report on Form 10-K for the year ended December 31, 2003 and our quarterly report on Form 10-Q for the quarter ended September 30, 2004.

Unaudited Pro Forma Condensed Consolidated Statements of Income
for the Nine Months Ended September 30, 2004
(in thousands)

	Eschelon	ATI	Combined	Pro Forma Adjustments		Pro Forma
Revenue:
Network services	$98,333	$44,982	$143,315	$—		$143,315
BTS	19,575	—	19,575	—		19,575

Total revenue	117,908	44,982	162,890	—		162,890
Cost of revenue:
Network services	35,093	23,144	58,237	(466	)(1)	57,771
BTS	11,785	—	11,785	—		11,785

Total cost of revenue	46,878	23,144	70,022	(466)		69,556
Gross profit:
Network services	63,240	21,838	85,078	466		85,544
BTS	7,790	—	7,790	—		7,790

Total gross profit	71,030	21,838	92,868	466		93,334
Operating expenses:
Sales, general and administrative	51,949	19,696	71,645	(1,020 (1,458 (859	)(2) )(3) )(4)	68,308
Depreciation and amortization	22,705	1,654	24,359	72 151 264	(1) (2) (3)	24,846

Total operating expenses	74,654	21,349	96,004	(2,850)		93,154

Operating income (loss)	(3,624)	488	(3,136)	3,316		180
Other income (expense)	10,206	125	10,332	(6,127	)(5)	4,205

Income (loss) before income taxes	6,582	614	7,196	(2,811)		4,385
Income taxes	(4)	(243)	(247)	—		(247)

Net income (loss)	6,578	371	6,949	(2,811)		4,138
Less preferred stock dividends	(2,572)	—	(2,572)	(901	)(6)	(3,267)
				206	(7)

Net income (loss) applicable to common stockholders	$4,006	$371	$4,377	$(3,506)		$871

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Unaudited Pro Forma Condensed Consolidated Statements of Income
for the Twelve Months Ended December 31, 2003 (Eschelon) and
for the period from May 15, 2003 to December 31, 2003 (ATI)
(in thousands)

	Eschelon	ATI	Combined	Pro Forma Adjustments		Pro Forma
Revenue:
Network services	$115,482	$39,446	$154,928	$—		$154,928
BTS	25,614	—	25,614	—		25,614

Total revenue	141,096	39,446	180,542	—		180,542
Cost of revenue:
Network services	45,037	19,432	64,469	(272	)(1)	64,197
BTS	15,784	—	15,784	—		15,784

Total cost of revenue	60,821	19,432	80,253	(272)		79,981
Gross profit:
Network services	70,445	20,014	90,459	272		90,731
BTS	9,830	—	9,830	—		9,830

Total gross profit	80,275	20,014	100,289	272		100,561
Operating expenses:
Sales, general and administrative	66,252	15,165	81,417	(885 (1,432 (451	)(2) )(3) )(4)	78,649
Depreciation and amortization	30,099	866	30,965	16 40 67	(1) (2) (3)	31,088

Total operating expenses	96,351	16,031	112,382	(2,645)		109,737

Operating income (loss)	(16,076)	3,983	(12,093)	2,917		(9,176)
Other income (expense)	(1,102)	131	(971)	(7,794	)(5)	(8,765)

Income (loss) before income taxes	(17,178)	4,114	(13,064)	(4,877)		(17,941)
Income taxes	(28)	(1,627)	(1,655)	—		(1,655)

Net income (loss)	(17,206)	2,487	(14,719)	(4,877)		(19,596)
Less preferred stock dividends	(3,426)	—	(3,426)	(1,200 276	)(6) (7)	(4,350)

Net income (loss) applicable to common stockholders	$(20,632)	$2,487	$(18,145)	$(5,801)		$(23,946)

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Unaudited Pro Forma Consolidated Balance Sheets
As of September 30, 2004
(in thousands)

	Eschelon	ATI	Combined	Pro Forma Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$14,408	$2,669	$17,077	$48,780 15,000 (5,085 (48,669	(5) (6) )(7) )(8)	$27,103
Restricted cash	651	—	651	—		651
Marketable securities	4,362	—	4,362	—		4,362
Accounts receivable	12,866	1,435	14,301	—		14,301
Other receivables	3,047	1,839	4,886	—		4,886
Due from affiliated companies	—	7,256	7,256	(7,256	)(8)	—
Inventories	3,154	—	3,154	—		3,154
Prepaid expenses	922	665	1,587	—		1,587

Total current assets	39,410	13,864	53,274	2,770		56,044
Property and equipment, net	85,137	7,594	92,731	—		92,731
Other assets	1,396	6	1,402	—		1,402
Goodwill	7,168	24,509	31,677	17,513	(8)	49,190
Intangible assets, net	29,727	2,331	32,058	3,220	(5)	35,278

Total assets	$162,838	$48,304	$211,142	$23,503		$234,645

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable	$4,869	$633	$5,502	$902	(8)	$6,404
Accrued telecommunication costs	7,521	—	7,521	—		7,521
Accrued expenses	4,796	8,342	13,138	(1,579	)(8)	11,559
Due to affiliated companies	—	4,861	4,861	(4,861	)(8)	—
Deferred revenue	3,762	—	3,762	—		3,762
Accrued compensation expenses	3,312	—	3,312	1,248	(8)	4,560
Income taxes payable	—	823	823	(823	)(8)	—
Capital lease obligations, current maturities	311	103	414	—		414

Total current liabilities	24,571	14,762	39,333	(5,113)		34,220
Long-term liabilities:
Commitments and contingencies	—	—	—	—		—
Deferred tax liability	—	875	875	(875	)(8)	—
Capital lease obligations	1,979	243	2,222	—		2,222
Notes payable	85,789	—	85,789	52,000	(5)	137,789

Total liabilities	112,339	15,880	128,219	46,012		174,231
Convertible preferred stock	51,520	—	51,520	15,000 (4,159	(6) )(7)	62,361
Stockholders' equity (deficit):
Common stock	47	—	47	—		47
Additional paid-in capital	117,550	29,566	147,116	(926 (29,566	)(7) )(8)	116,624
Accumulated other comprehensive income	5	—	5	—		5
Accumulated earnings (deficit)	(118,589)	2,858	(115,731)	(2,858	)(8)	(118,589)
Deferred compensation	(34)	—	(34)	—		(34)

Total stockholders' equity (deficit)	(1,021)	32,424	31,403	(33,350)		(1,947)

Total liabilities and stockholders' equity (deficit)	$162,838	$48,304	$211,142	$23,503		$234,645

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Unaudited Pro Forma Consolidated Operating Data
As of and for the Nine Months Ended September 30, 2004

	Eschelon	ATI	Pro Forma
Operating data:
Voice access lines in service	167,263	80,910	248,173
Data access lines in service	70,165	35,400	105,565

Total access lines in service	237,428	116,310	353,738
Markets in operation	12	12	19
Percent of new access lines installed on-net	91%	75%	82%
Percent of total access lines on-net	79%	77%	79%
Average monthly churn	1.54%	1.70%	1.57%

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
(Dollars in thousands, except per share amounts)

(1)
Represents the capitalization of certain ILEC installation costs and removal from cost of revenue to conform ATI's accounting policy for such costs with our accounting policy.

	Year Ended December 31, 2003	Nine Months Ended September 30, 2004
ILEC installation costs	$272	$466
Depreciation expense	16	72
(2)
Represents the capitalization of certain internal costs associated with customer installation costs and removal from sales, general and administrative expenses to conform ATI's accounting policy for such costs with our accounting policy.

	Year Ended December 31, 2003	Nine Months Ended September 30, 2004
Customer installation costs	$885	$1,020
Depreciation expense	40	151
(3)
Represents the capitalization of certain internal costs associated with the construction of switches and OSS systems and removal from sales, general and administrative expenses to conform ATI's accounting policy for such costs with our accounting policy.

	Year Ended December 31, 2003	Nine Months Ended September 30, 2004
Internal construction costs	$1,432	$1,458
Depreciation expense	67	264
(4)
Represents the elimination of GE management fees.

(5)
Represents the issuance of $65,000 principal amount of senior notes, as a tack on to our existing $100,000 principal amount of notes issued on March 17, 2004.

Balance Sheet as of September 30, 2004
Principal amount of notes	$65,000
Discount	(13,000)
Debt issuance costs	(3,220)

Cash	$48,780

	Year Ended December 31, 2003	Nine Months Ended September 30, 2004
Interest expense on the notes	$7,288	$5,753
Amortization expense on the $3,220 of debt issuance costs	506	374

Total interest and amortization expense	$7,794	$6,127

(6)
Represents the issuance of approximately 20.0 million shares of new convertible preferred stock at an estimated price of $0.75 per share and the pro forma effect of the accumulated dividend.

	Year Ended December 31, 2003	Nine Months Ended September 30, 2004
Include accumulated dividend in pro forma statement of operations	$1,200	$901
(7)
Represents the redemption of 6,780,541 shares of Series A Convertible Preferred Stock at $0.7500 per share with an original issuance value of $0.5079 per share and the pro forma effect of the accumulated dividend.

Cash paid for the redemption of Series A Convertible Preferred Stock at $0.7500 per share	$5,085
Redemption of convertible preferred stock with an original value of $0.5079 per share	(3,444)
Reduction to additional paid-in capital for stock redemption	(1,641)
Increase to additional paid-in capital for eliminating accumulated dividends	715

Total reduction to additional paid-in capital	$(926)

	Year Ended December 31, 2003	Nine Months Ended September 30, 2004
Eliminate accumulated dividend from pro forma statement of operations	$276	$206
(8)
The estimated purchase price for the acquisition of ATI is as follows:

Cash paid for all of the outstanding common stock of ATI	$45,481
Acquisition related fees	519

Total purchase price	$46,000

The estimated purchase price allocation for the ATI acquisition is as follows:

	Historical Net Book Value	Adjustment	Fair Value
Cash	$2,669	$(2,669)	$—	(a)
Other current assets	11,195	(7,256)	3,939	(b)
Property and equipment, net	7,594	—	7,594
Other assets	26,846	17,513	44,359
Current liabilities	(14,762)	5,113	(9,649	)(c)
Other liabilities	(1,118)	875	(243	)(d)
Additional paid-in capital	(29,566)	29,566	—	(e)
Stockholder's equity	(2,858)	2,858	—	(e)

Total purchase price			$46,000

  (a)
  Represents a cash adjustment negotiated in the purchase agreement.
  (b)
  Represents the elimination of intercompany balances.
  (c)
  Represents $(2,150) of certain severance, relocation and contract termination costs that we will assume in connection with the ATI acquisition, and includes the elimination of an income tax liability of $823, cost of access dispute accrual of $1,579 and intercompany balances of $4,861.
  (d)
  Represents the elimination of ATI's deferred tax liability.
  (e)
  Represents the elimination of ATI's additional paid-in capital and retained earnings.

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UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
Unaudited Pro Forma Condensed Consolidated Statements of Income for the Nine Months Ended September 30, 2004 (in thousands)
Unaudited Pro Forma Condensed Consolidated Statements of Income for the Twelve Months Ended December 31, 2003 (Eschelon) and for the period from May 15, 2003 to December 31, 2003 (ATI) (in thousands)
Unaudited Pro Forma Consolidated Balance Sheets As of September 30, 2004 (in thousands)
Unaudited Pro Forma Consolidated Operating Data As of and for the Nine Months Ended September 30, 2004
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements (Dollars in thousands, except per share amounts)